UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2025
COLONY BANKCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-42397	58-1492391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of principal executive offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2025, the Board of Directors (the “Board”) of Colony Bankcorp, Inc. (the “Company”) voted to increase the size of the Board from eight to nine directors and appointed Mr. Paul Joiner, III to serve as a member of the Boards of the Company and Colony Bank, the wholly owned subsidiary of the Company (the “Bank”), effective March 1, 2025. Mr.Joiner will serve on the Risk Management Committee and Audit Committee of the Company.

Mr. Paul Joiner, III, age 47, is the Vice President of Finance – SASCO Chemical Group, LLC / SASWAY Transport, LLC / Polymer Solutions Group, LLC / PSG IP Operations Ireland Ltd. since 2013, headquartered in Columbus, Georgia. In his role Mr. Joiner founded/co-owned a trucking company prior to sale to private equity; navigated acquisition of target competitor and product lines; navigated sale of multi-generation family-owned business to private equity firm and subsequent sale of combined business to another PE ; he is a director of a foreign subsidiary. From 2010 until starting his current role, Mr. Joiner was Chief Financial Officer of Thrush Aircraft, Inc. From 2001 until 2010, he held various roles at Mauldin & Jenkins, LLC where he served in the Financial Institutions and General Services Audit Practice. Mr. Joiner is a member of the Georgia Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Joiner received his Bachelor of Business Administration in Accounting and his Masters of Accountancy from The University of Georgia.

The Board has affirmatively determined that Mr. Joiner is “independent” as defined under the listing rules of the NYSE Stock Market. There are no arrangements or understandings between Mr. Joiner and any other persons or entities pursuant to which Mr. Joiner was elected as a director of the Company. In addition, there are no transactions involving Mr. Joiner and the Company that require disclosure under Item 404(a) of Regulation S-K.

In his capacity as a director, Mr. Joiner will receive compensation that is consistent with the compensation received by the other members of the Board. A description of the compensation payable to members of the Board is set forth under the heading “Director Compensation” in the Company’s Definitive Proxy Statement filed with the SEC on April 11, 2024.

The Company issued a press release on February 27, 2025 announcing the appointment of Mr. Joiner to the Board. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

99.1 Press release dated February 27, 2025

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: February 27, 2025	By:	/s/ T. Heath Fountain
T. Heath Fountain
Chief Executive Officer